                                EXHIBIT (8)(c)(1)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                                (First American)

                             AMENDMENT NO. 1 TO THE
                             PARTICIPATION AGREEMENT

     Amendment No. 1 to the Participation Agreement is made and entered into as of the 1st day of July, 2001, by and among U.S. Bancorp Piper Jaffray Asset Management, Inc., a Delaware corporation ("PJAM"); First American Insurance Portfolios, Inc., a Minnesota corporation ("FAIP"); and Transamerica Life Insurance Company, an Iowa life insurance company (the "Insurance Company").

     WHEREAS, certain Series of Shares of FAIP are divided into two separate Share classes, Class IA and Class IB, and FAIP on behalf of Class IB has adopted a Rule 12b-1 Plan under the 1940 Act pursuant to which Class IB pays a distribution fee;

     NOW THEREFORE IT IS HEREBY AGREED that Section 4.3(e) of the Participation Agreement is hereby amended to read as follows:

     "FAIP currently intends to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it may determine to discontinue such practice in the future. To the extent that FAIP decides to finance distribution expenses pursuant to Rule 12b-1, FAIP undertakes to have its Board of Directors, a majority of whom are not "interested" persons of FAIP, formulate and approve any plan under Rule 12b-1 to finance distribution expenses."

     IT IS HEREBY FURTHER AGREED that Schedule A to the Participation Agreement is hereby amended to add the Class IB Shares.

     All other terms and provisions of the Participation Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

U.S. BANCORP PIPER JAFFRAY ASSET       FIRST AMERICAN INSURANCE PORTFOLIOS, INC.
  MANAGEMENT, INC.

By:    /s/ Robert H. Nelson            By:    /s/ Jeffrey M. Wilson
   ------------------------------         --------------------------------

Name:  Robert H. Nelson                Name:  Jeffrey M. Wilson
     ----------------------------           ------------------------------

Title: SVP & COO                       Title: V.P.
      ---------------------------            -----------------------------

TRANSAMERICA LIFE INSURANCE
  COMPANY

By:    /s/ Larry N. Norman
   ------------------------------

Name:  Larry N. Norman
     ----------------------------

Title: President
      ---------------------------

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                                   SCHEDULE A

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CONTRACTS FUNDED BY       SEPARATE ACCOUNTS       FUNDS AVAILABLE UNDER
THE SEPARATE              UTILIZING THE FUNDS     THE CONTRACTS
ACCOUNTS/SUBACCOUNTS

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AV288 101 95 796          Separate Account VA I   Class IA and Class IB
                                                  ---------------------
AE 1162 0800                                      Large Cap Growth Portfolio
                                                  Mid Cap Growth Portfolio
                                                  Small Cap Growth Portfolio
                                                  Technology Portfolio
                                                  International Portfolio
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